UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ PRELIMINARY PROXY STATEMENT	☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☐ DEFINITIVE PROXY STATEMENT
☒ DEFINITIVE ADDITIONAL MATERIALS
☐ SOLICITING MATERIAL PURSUANT TO RULE 14A-11(C) OR RULE 14A-12

Acquicor Technology Inc.
(Name of Registrant as Specified in Its Charter)
_________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, Series A Preferred Stock and Series B Preferred Stock of Jazz Semiconductor, Inc.

(2)	Aggregate number of securities to which transaction applies:

All of the issued and outstanding capital stock of Jazz Semiconductor, Inc.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Pursuant to Section 14(g)(1)(A)(i) of the Securities Exchange Act of 1934, $107.00 per $1,000,000 of the proposed payment.

(4)	Proposed maximum aggregate value of transaction:

$260,000,000

(5)	Total fee paid:

$27,820

☒ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

Acquicor Technology, Inc. Announces Reduction in Founding Stockholders’ Carried Interest

Acquicor Technology, Inc. (AMEX: AQR) today announced that its founding stockholders, led by Chief Executive Officer and Chairman Gilbert F. Amelio, have agreed to reduce the number of common shares held by them that were issued prior to the Company’s initial public offering by approximately 35%, reducing the number of such shares owned by the founding stockholders from 5,373,738 shares to 3,500,000 shares. The Company’s Board of Directors and the founding stockholders have agreed that if the Company’s proposed acquisition of Jazz Semiconductor is approved by stockholders and closes, the Company will, promptly after the closing, redeem 1,873,738 of such shares at a redemption price of $0.0047 per share.

The founding stockholders (Gilbert F. Amelio, Ellen M. Hancock, Steve Wozniak, Harold L. Clark, John P. Kensey and Moshe I. Meidar) collectively own, either directly or through an ownership interest in Acquicor Management, LLC, 5,707,072 shares of Company common stock, of which 5,373,738 were issued prior to the Company’s initial public offering for a purchase price of approximately $0.0047 per share and 333,334 are part of units purchased in a private placement concurrently with the Company’s initial public offering at a purchase price of $6.00 per unit. The impact of this redemption will be to reduce the number of common shares held by the founding stockholders that were issued prior to the Company’s initial public offering by approximately 35%, representing approximately $10.4 million in value calculated at yesterday’s closing price of $5.57 per share. After this redemption, the founders collectively will own a smaller percentage of the Company’s issued and outstanding common stock and all other stockholders collectively will own a larger percentage of the Company’s issued and outstanding common stock than they owned before the redemption.

On September 26, 2006, Acquicor and Jazz Semiconductor announced that they entered into a merger agreement under which, subject to the satisfaction of certain conditions, including approval of the transaction by Acquicor’s stockholders, Jazz Semiconductor will merge with a wholly owned subsidiary of Acquicor. As previously disclosed, Acquicor has set February 15, 2007 as the date for the Special Meeting of Stockholders at which the acquisition of Jazz Semiconductor will be voted upon, and the record date for determining Acquicor stockholders entitled to vote at the Special Meeting of Stockholders has been fixed as the close of business on January 16, 2007. The meeting will be held at 1:00 PM at the offices of Latham & Watkins LLP in Costa Mesa, California.

About Jazz Semiconductor
Jazz Semiconductor is an independent wafer foundry primarily focused on specialty CMOS process technologies, including High Voltage CMOS, SiGe BiCMOS and RFCMOS for the manufacture of highly integrated analog and mixed-signal semiconductor devices. The company's specialty process technologies are designed for customers who seek to produce analog and mixed-signal semiconductor devices that are smaller and more highly integrated, power-efficient, feature-rich and cost-effective than those produced using standard process technologies. Jazz Semiconductor’s customers target the wireless and high-speed wireline communications, consumer electronics, automotive and industrial end markets. Jazz Semiconductor's executive offices and its U.S. wafer fabrication facilities are located in Newport Beach, CA. For more information, please visit http://www.jazzsemi.com

About Acquicor

Acquicor (AMEX: AQR) is a company formed by Gilbert F. Amelio, Ph.D., Ellen M. Hancock and Steve Wozniak for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more domestic and/or foreign operating businesses in the technology, multimedia and networking sectors. Acquicor raised gross proceeds of $172.5 million through its March 2006 initial public offering, and $164.3 million was placed in a trust account pending the completion of a business combination. Since the offering Acquicor has dedicated its resources to seeking and evaluating business combination opportunities. In addition to the proceeds raised in its initial public offering, in December 2006 Acquicor raised gross proceeds of $166.75 million in a private placement of convertible senior notes to qualified institutional buyers. The proceeds of the convertible note offering were placed in an escrow account pending completion of the merger with Jazz Semiconductor.

For more information, please visit http://www.acquicor.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the special meeting of Acquicor stockholders and the proposed merger with Jazz. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “expect,” “anticipate,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions. Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Acquicor’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Acquicor’s filings with the SEC. Acquicor’s filings with the SEC are accessible on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date they are made. Acquicor assumes no obligation to update forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed merger with Jazz and the required stockholder approval, Acquicor has filed a definitive proxy statement on Schedule 14A with the SEC that was first mailed to its stockholders on February 1, 2007. INVESTORS AND SECURITY HOLDERS OF ACQUICOR ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THE DEFINITIVE PROXY STATEMENT CONTAINS, AND ANY SUCH OTHER MATERIAL MAY CONTAIN, IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain free copies of the definitive proxy statement, as well as other filed materials containing information about the company, at www.sec.gov, the SEC’s website. Investors may also access the definitive proxy statement and such other materials at www.acquicor.com, or obtain copies of such materials by request to the company’s Corporate Secretary at: Acquicor Technology Inc., 4910 Birch Street, #102, Newport Beach, CA 92660.

Acquicor and its officers and directors may be deemed to have participated in the solicitation of proxies from Acquicor’s stockholders in favor of the approval of the proposed merger with Jazz. Information concerning Acquicor’s directors and executive officers is set forth in Acquicor’s publicly filed documents. Stockholders may obtain more detailed information regarding the direct and indirect interests of Acquicor and its directors and executive officers in the proposed merger by reading the definitive proxy statement and other publicly filed documents of Acquicor.

ThinkEquity Partners LLC, CRT Capital Group LLC, Wedbush Morgan Securities, GunnAllen Financial, Inc., the underwriters in the company’s initial public offering, and Paul A. Pittman, a consultant to Acquicor and formerly a partner of ThinkEquity Partners LLC, may be deemed to be participants in the solicitation of proxies from Acquicor’s stockholders in favor of the approval of the proposed merger with Jazz. Stockholders may obtain information concerning the direct and indirect interests of such parties in the proposed merger by reading the definitive proxy statement and other publicly filed documents of Acquicor regarding the proposed merger.

Contact:

Public & Investor Relations:
Market Street Partners
Kate Sidorovich / Jon Avidor, 415-445-3236 / 415-445-3234
kate@marketstreetpartners.com
jon@marketstreetpartners.com

or

For Acquicor:
Market Street Partners
Cheryl Reiss, 415-445-3237

cheryl@marketstreetpartners.com